Exhibit 99.1

Contact: Leah Stearns

Vice President, Investor Relations & Capital Markets

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION DECLARES QUARTERLY DISTRIBUTION

BOSTON, MASSACHUSETTS – December 4, 2013 – American Tower Corporation (NYSE: AMT) announced that its board of directors has declared its quarterly cash distribution of $0.29 per share. The distribution is payable on December 31, 2013 to stockholders of record at the close of business on December 16, 2013.

About American Tower

American Tower is a leading independent owner, operator and developer of wireless and broadcast communications real estate. American Tower currently owns and operates over 62,000 communications sites in the United States, Brazil, Chile, Colombia, Costa Rica, Germany, Ghana, India, Mexico, Panama, Peru, South Africa and Uganda. For more information about American Tower, please visit www.americantower.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Actual results may differ materially from those indicated in the Company’s forward-looking statements as a result of various factors, including those factors set forth in Item 1A of its Form 10-Q for the quarter ended September 30, 2013 under the caption “Risk Factors.” The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

###